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                                                                     EXHIBIT 5.1


                       [LATHAM & WATKINS LLP LETTERHEAD]

September 11, 2003

                                                            File No. 027564-0011

Neurocrine Biosciences, Inc.
10555 Science Center Drive
San Diego, California 92121

      Re: $28,562,500 Aggregate Offering Price of Securities of Neurocrine Biosciences, Inc.

Ladies and Gentlemen:

      In connection with the registration statement on Form S-3 (the "Registration Statement") to be filed by Neurocrine Biosciences, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement incorporates by reference the contents of the registration statement (file no. 333-105917) filed by the Company, including the exhibits therewith (the "Initial Registration Statement"), you have requested our opinion with respect to the matters set forth below.

      You have provided us with a prospectus (the "Prospectus"), which is a part of the Initial Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). In connection with the Registration Statement, the Prospectus as supplemented by various Prospectus Supplements will provide for the registration by the Company of up to $28,562,500 aggregate offering price of
(i) shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), (ii) shares of common stock, par value $0.001 per share (the "Common Stock"), or (iii) any combination of the foregoing (collectively, the "Securities"). Any series of Preferred Stock may be convertible and/or exchangeable for Common Stock or another series of Preferred Stock.

      In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For the purposes of this opinion, we have assumed that proceedings to be taken in the future will be timely completed in the manner proposed and that the terms of each issuance of the Securities will otherwise be in compliance with law. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.
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SEPTEMBER 11, 2003
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      In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. We have been furnished with, and with your consent have relied upon, certificates of officer(s) of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

      We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

      Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

      1. When (a) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act and (b) a series of Preferred Stock has been duly established in accordance with the terms of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and applicable law, and upon adoption by the Board of Directors of the Company or a committee thereof of a resolution with respect to the issuance and sale of the Preferred Stock in form and content as required by applicable law, and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for shares of Preferred Stock in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (i) the terms of such shares are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under the Company's Restated Certificate of Incorporation, (iii) such shares do not violate any law applicable to the Company or result in a default under or breach of any agreement or investment binding upon the Company, and (iv) such shares comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such shares of Preferred Stock (including any Preferred Stock duly issued upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another series of Preferred Stock) will be validly issued, fully paid and nonassessable.

      2. When the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and upon adoption by the Board of Directors of the Company or a duly formed committee thereof of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for shares of Common Stock in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (i) the terms of such shares are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under the
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SEPTEMBER 11, 2003
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Company's Restated Certificate of Incorporation, and (iii) such shares comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such shares of Common Stock (including any Common Stock duly issued upon the exchange or conversion of shares of Preferred Stock that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

      We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the Prospectus and any Prospectus Supplement.

                                               Very truly yours,

                                               /s/  LATHAM & WATKINS LLP